EXHIBIT 24.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





        As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated April 12, 2002 included in the Joshua Tree Construction, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001, and to all references to our Firm included in this Registration Statement.




/s/Leland L. Williams, CPA

Las Vegas, Nevada
May 7, 2002